UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 09, 2025

AVISTA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-03701	91-0462470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 East Mission Avenue
Spokane, Washington		99202-2600
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 489-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events.

On June 9, 2025, Avista Corporation (Avista Corp. or the Company) and all other parties to the Company's electric and natural gas general rate cases in Idaho filed a settlement agreement with the Idaho Public Utilities Commission (IPUC) for its consideration. If approved, new rates would take effect on September 1, 2025 and September 1, 2026.

The settlement includes agreement on electric and natural gas revenue requirement increases for both years of the multi-year rate plan. The recommendation to the IPUC by its Staff or other parties to approve the multiparty settlement is not binding on the IPUC itself.

If approved, the settlement agreement is designed to increase annual base electric revenues by $19.5 million (or 6.3 percent), effective September 1, 2025, and $14.7 million (or 4.5 percent), effective September 1, 2026. The agreement is also designed to increase annual base natural gas revenues by $4.6 million (or 9.2 percent), effective September 1, 2025, and decrease annual base natural gas revenues by $0.2 million (or 0.4 percent), effective September 1, 2026.

The settlement contemplates a return on equity of 9.6 percent, based on a common equity ratio of 50 percent, and a rate of return on rate base of 7.28 percent.

For base electric revenues, the Company originally requested an increase of $43.0 million (or 14.0 percent), effective September 1, 2025, and $17.7 million (or 5.0 percent), effective September 1, 2026. For base natural gas revenues, the Company originally requested an increase of $8.8 million (or 17.7 percent), effective September 1, 2025, and $1.0 million (or 1.7 percent), effective September 1, 2026. The lower base revenue agreed to by the parties is mainly due to a lower return on equity than the Company requested, as well as longer recovery periods for amortizations, a reduction in power supply expense versus filed, and a change in the law affecting the way property taxes are calculated and collected from customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Avista Corporation
(Registrant)

Date:	June 11, 2025	By:	/s/ Kevin J. Christie
Kevin J. Christie Senior Vice President, Chief Financial Officer, Treasurer and Regulatory Affairs Officer